UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2016

PGT, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52059	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                                Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the 2016 Annual Meeting of Stockholders of PGT, Inc. (the “Company”) held on Thursday, May 19, 2016, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. Of the 49,167,233 shares of Company common stock entitled to vote as of the April 15, 2016 record date, 46,708,701 were represented by proxy or in person, constituting a quorum.

Each of the three directors recommended by the Board of Director of the Company for re-election was elected by the following votes to serve until the 2019 Annual Meeting of Stockholders of the Company and until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes
Alexander R. Castaldi	40,605,954	1,386,470	4,716,277
M. Joseph McHugh	40,692,254	1,300,170	4,716,277
William J. Morgan	40,635,378	1,357,046	4,716,277

The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent auditors for its 2016 fiscal year. The tabulation of votes on this matter was as follows: 46,689,283 votes for; 17,531 votes against; and 1,905 abstentions. There were 0 broker non-votes on this matter.

The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The tabulation of votes on this matter was as follows: 40,583,530 votes for; 1,223,512 votes against; and 185,381 abstentions. There were 0 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, Inc.

	By:	/s/ Mario Ferrucci III
Name: Mario Ferrucci III
Title: Vice President and General Counsel
Dated: July 12, 2016